Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
July 24, 2019	904-398-9400

LANDSTAR SYSTEM REPORTS SECOND QUARTER

REVENUE OF $1.045 BILLION AND RECORD SECOND QUARTER DILUTED EARNINGS PER SHARE OF $1.53

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported record second quarter diluted earnings per share of $1.53 in the 2019 second quarter on revenue of $1.045 billion. Landstar reported diluted earnings per share of $1.51 on revenue of $1.183 billion in the 2018 second quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $158.0 million in the 2019 second quarter compared to $171.4 million in the 2018 second quarter. Operating margin, representing operating income divided by gross profit, was 51.2 percent in the 2019 second quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2019 second quarter was $968.2 million, or 93 percent of revenue, compared to $1.105 billion, or 93 percent of revenue, in the 2018 second quarter. Truckload transportation revenue hauled via van equipment in the 2019 second quarter was $605.4 million compared to $713.3 million in the 2018 second quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2019 second quarter was $338.1 million compared to $364.7 million in the 2018 second quarter. Revenue hauled by rail, air and ocean cargo carriers was $56.8 million, or 5 percent of revenue, in the 2019 second quarter compared to $60.3 million, or 5 percent of revenue, in the 2018 second quarter.

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Trailing twelve-month return on average shareholders’ equity was 37 percent and trailing twelve-month return on invested capital, representing net income divided by the sum of average equity plus average debt, was 32 percent. Landstar purchased approximately 550,000 shares of its common stock during the 2019 second quarter at an aggregate cost of approximately $56.8 million. Currently, the Company is authorized to purchase up to approximately 1,326,000 shares of the Company’s common stock under Landstar’s previously announced share purchase programs. As of June 29, 2019, the Company had $285 million in cash and short term investments and $216 million available for borrowings under the Company’s senior credit facility. Landstar also announced today that its Board of Directors has declared a quarterly dividend of $0.185 per share payable on August 30, 2019, to stockholders of record as of the close of business on August 12, 2019. This quarterly dividend includes a 12 percent increase to the amount of the Company’s regular quarterly dividend declared following each of the prior four quarters. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Landstar’s business model performed very well in the 2019 second quarter given the significant change in U.S. freight dynamics from 2018 to 2019,” said Landstar’s President and Chief Executive Officer Jim Gattoni. “We entered 2019 knowing we would face very difficult year-over-year comparisons after a record setting 2018. Plus, in late 2018, we began to experience decelerating rates of growth in both truck revenue per load and truck loads that continued through the first quarter of 2019. The freight environment softened further from the 2019 first quarter to the 2019 second quarter, putting additional downward pressure on rates, especially in the spot market where the Company primarily operates. Although demand for freight services has slowed and capacity has become more readily available as compared to 2018, I believe we continue to be in a relatively healthy freight environment. In Landstar’s 2019 first quarter earnings release on April 24, we provided second quarter revenue guidance of $1.075 billion to $1.125 billion and second quarter diluted earnings per share guidance of $1.56 to $1.62. On June 5, we disclosed in a Form 8-K and further explained at a webcast investor conference later that day that, based on recent market conditions, and, in particular, a comparatively challenging pricing environment with respect to the Company’s truckload services, we may not achieve the bottom end of the range of estimates for revenue and earnings per diluted share we provided on April 24, 2019. Revenue and diluted earnings per share for the 2019 second quarter were below the bottom end of the guidance issued on April 24, 2019 largely due to actual truckload rates below our original expectations, beginning in the month of May.

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Nonetheless, diluted earnings per share were $1.53 in the 2019 second quarter, the highest second quarter diluted earnings per share in Landstar history, as lower top-line numbers were offset by lower costs, showing the strength of Landstar’s variable cost model.”

Gattoni continued, “On April 24, Landstar provided volume guidance for the 2019 second quarter indicating that truck volumes would be approximately equal to the number of loads hauled by truck in the 2018 second quarter. The number of loads hauled via truck in the 2019 second quarter decreased 1 percent from the 2018 second quarter, driven entirely by a 3 percent decrease in the number of loads hauled via van equipment. The aggregate number of loads hauled via railroads, ocean cargo carriers and air cargo carriers was 8 percent lower in the 2019 second quarter compared to the 2018 second quarter.”

Gattoni further commented, “As I referred to above, the pricing environment for our truck services continued to drive truckload rates in the 2019 second quarter below the 2018 second quarter, as industry-wide truck capacity was more readily available than during the 2018 second quarter. The Company’s guidance issued on April 24, 2019 called for a decrease in revenue per load on loads hauled via truck in a high single-digit percentage range from the 2018 second quarter. Revenue per load on loads hauled via truck was below the prior year comparable period by 8 percent, 11 percent and 13 percent for April, May and June, respectively. Revenue per load on loads hauled via van equipment decreased 13 percent from the 2018 second quarter and revenue per load on loads hauled via unsided/platform equipment decreased 7 percent from the 2018 second quarter. As a result, revenue per load on loads hauled via truck was 11 percent lower in the 2019 second quarter than the 2018 second quarter.”

Gattoni continued, “Through the first few weeks of July, the number of loads hauled via truck was slightly behind the number of loads hauled in the corresponding period of 2018. I expect that trend to continue during the remainder of the 2019 third quarter. Accordingly, I expect the number of loads hauled via truck in the 2019 third quarter to be below the number of loads hauled by truck in the 2018 third quarter in a low single-digit percentage range. My expectation is that pricing conditions for truck services experienced during the 2019 second quarter will continue through the 2019 third quarter with little change in the level of truck capacity available in the marketplace. Assuming those capacity market

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conditions continue throughout the rest of the third quarter, I expect 2019 third quarter truck revenue per load to be lower than the 2018 third quarter in a low double-digit percentage range. I anticipate revenue for the 2019 third quarter to be in a range of $1.01 billion to $1.06 billion. Assuming that range of estimated revenue and insurance and claims expense at 3.6 percent of BCO revenue, representing average insurance and claims costs as a percent of BCO revenue over the past five years, I would anticipate 2019 third quarter diluted earnings per share to be in a range of $1.48 to $1.54 per share.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2019 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2018 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue	$2,078,040	$2,230,712	$1,045,040	$1,182,786
Investment income	2,421	1,752	1,283	891
Costs and expenses:
Purchased transportation	1,591,126	1,727,237	799,371	916,940
Commissions to agents	173,294	176,524	87,623	94,399
Other operating costs, net of gains on asset sales/dispositions	18,100	15,210	9,861	7,606
Insurance and claims	31,279	38,899	16,286	21,539
Selling, general and administrative	82,565	94,249	41,297	48,998
Depreciation and amortization	22,350	21,766	11,034	10,769

Total costs and expenses	1,918,714	2,073,885	965,472	1,100,251

Operating income	161,747	158,579	80,851	83,426
Interest and debt expense	1,514	1,639	709	839

Income before income taxes	160,233	156,940	80,142	82,587
Income taxes	35,833	36,975	19,042	20,095

Net income	124,400	119,965	61,100	62,492
Less: Net loss attributable to noncontrolling interest	(17)	(75)	—	(31)

Net income attributable to Landstar System, Inc. and subsidiary	$124,417	$120,040	$61,100	$62,523

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$3.11	$2.88	$1.53	$1.51

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$3.11	$2.87	$1.53	$1.51

Average number of shares outstanding:
Earnings per common share	40,053,000	41,744,000	39,945,000	41,450,000

Diluted earnings per share	40,053,000	41,795,000	39,945,000	41,491,000

Dividends per common share	$0.330	$0.300	$0.165	$0.150

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 29,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$250,212	$199,736
Short-term investments	35,138	40,058
Trade accounts receivable, less allowance of $6,744 and $6,413	594,122	691,604
Other receivables, including advances to independent contractors, less allowance of $7,729 and $6,216	27,212	23,744
Other current assets	32,619	16,287

Total current assets	939,303	971,429

Operating property, less accumulated depreciation and amortization of $264,910 and $250,153	269,246	284,032
Goodwill	38,407	38,232
Other assets	101,737	86,871

Total assets	$1,348,693	$1,380,564

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$43,620	$55,339
Accounts payable	285,569	314,134
Current maturities of long-term debt	39,194	43,561
Insurance claims	41,254	40,176
Accrued compensation	11,372	29,489
Contractor escrow	25,530	25,202
Other current liabilities	27,711	27,917

Total current liabilities	474,250	535,818

Long-term debt, excluding current maturities	65,573	84,864
Insurance claims	31,016	30,429
Deferred income taxes and other non-current liabilities	49,554	40,320

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,064,877 and 67,870,962 shares	681	679
Additional paid-in capital	224,550	226,852
Retained earnings	1,952,439	1,841,279
Cost of 28,435,182 and 27,755,001 shares of common stock in treasury	(1,446,425)	(1,376,111)
Accumulated other comprehensive loss	(2,945)	(5,875)

Total Landstar System, Inc. and subsidiary shareholders’ equity	728,300	686,824

Noncontrolling interest	—	2,309

Total equity	728,300	689,133

Total liabilities and equity	$1,348,693	$1,380,564

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,224,379	$1,369,476	$605,365	$713,341
Unsided/platform equipment	648,828	664,045	338,107	364,676
Less-than-truckload	48,108	50,948	24,732	27,364

Total truck transportation	1,921,315	2,084,469	968,204	1,105,381
Rail intermodal	58,585	61,587	28,570	32,295
Ocean and air cargo carriers	58,893	51,506	28,224	28,029
Other (1)	39,247	33,150	20,042	17,081

	$2,078,040	$2,230,712	$1,045,040	$1,182,786

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$923,928	$998,953	$474,620	$527,803

Number of loads:
Truck transportation
Truckload:
Van equipment	686,901	691,866	345,080	354,947
Unsided/platform equipment	260,920	255,334	135,750	135,543
Less-than-truckload	74,549	70,670	39,240	37,250

Total truck transportation	1,022,370	1,017,870	520,070	527,740
Rail intermodal	23,880	26,840	11,420	13,560
Ocean and air cargo carriers	14,810	13,030	7,300	6,700

	1,061,060	1,057,740	538,790	548,000

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	483,660	480,890	248,810	247,710

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,782	$1,979	$1,754	$2,010
Unsided/platform equipment	2,487	2,601	2,491	2,690
Less-than-truckload	645	721	630	735
Total truck transportation	1,879	2,048	1,862	2,095
Rail intermodal	2,453	2,295	2,502	2,382
Ocean and air cargo carriers	3,977	3,953	3,866	4,183

Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,910	$2,077	$1,908	$2,131
Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	44%	45%	45%	45%
Truck Brokerage Carriers	48%	49%	47%	49%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	3%	2%	3%	2%
Other	2%	1%	2%	1%

			June 29,	June 30,
			2019	2018
Truck Capacity Providers
BCO Independent Contractors (2)			9,879	9,501

Truck Brokerage Carriers:
Approved and active (3)			40,097	37,045
Other approved			17,790	15,406

			57,887	52,451

Total available truck capacity providers			67,766	61,952

Trucks provided by BCO Independent Contractors (2)			10,587	10,155

(1)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.